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Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        We, Richard J. Thompson, President and Chief Executive Officer, and Linda C. Heller, Senior Vice President—Finance, Treasurer and Chief Financial Officer of Power-One, Inc. (the "Company"), do hereby certify, pursuant to 18 U.S.C. Section 1350 and Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to our knowledge:

  (i)
  the Annual Report on Form 10-K of the Company for the fiscal year ended December 28, 2008, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2009

/s/ RICHARD J. THOMPSON Richard J. Thompson President and Chief Executive Officer (Principal Executive Officer)

/s/ LINDA C. HELLER Linda C. Heller Senior Vice President—Finance, Treasurer and Chief Financial Officer (Principal Financial Officer)

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  Exhibit 32
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002